Exhibit 4.1


Interactive Data
14 West Street
New York, NY  10005


March 6, 1998


Van Kampen American Capital Distributors, Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

              Re:     Van Kampen American Capital
                      Strategic Ten Trust United States Portfolio, March 1998 Series
                      Strategic Ten Trust United States Portfolio, March 1998 Traditional Series
                      Strategic Five Trust United States Portfolio, March 1998 Series
                      Strategic Five Trust United States Portfolio, March
                      1998 Traditional Series
                      Strategic Fifteen Trust Global Portfolio, March 1998 Series Strategic
                      Thirty Trust Global Portfolio, March 1998 Series Strategic Picks Opportunity Trust, March 1998 Series
                      (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-46523

Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


James Perry
Vice President